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                                                                     EXHIBIT 4.4

                          GRANT OF REGISTRATION RIGHTS

                   TO US BIOSERVICES CORPORATION STOCKHOLDERS

      The undersigned, in accordance with an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), entered into by and among AmerisourceBergen Corporation, a Delaware corporation ("AmerisourceBergen"), U Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of AmerisourceBergen, US Bioservices Corporation, a Delaware corporation ("US Bioservices"), Whitney V, L.P., a Delaware limited partnership ("Whitney"), EDL Advisors, LLC, a Delaware limited liability company, The Conundrum LLC, a Delaware limited liability company, The Hawk Mountain LLC, a Delaware limited liability company and Mark Clein, grants to the US Bioservices stockholders (each, a "Stockholder" and, collectively, the "Stockholders") the following registration rights (subject to the obligations of the Stockholders as described herein):

      1. Registration. After the approval of the merger of US Bioservices and U Acquisition Corporation (the "Merger") by the vote of a majority of the Stockholders, AmerisourceBergen shall file a registration statement covering the AmerisourceBergen common stock to be issued in connection with the Merger (the "ABC Common Stock") as promptly as practicable, but in any event on or prior to December 23, 2002. AmerisourceBergen shall use its reasonable best efforts to cause the ABC Common Stock to be registered under the Securities Act of 1933 (the "Securities Act") as of the effective time of the Merger pursuant to the registration statement, and to take all such action as may be reasonably required to comply with all the applicable requirements of the Securities and Exchange Commission (the "Commission") and to obtain any desired acceleration of the effective date of the registration statement; provided, however, that prior to the effective date of the registration statement, if the Board of Directors of AmerisourceBergen determines in the exercise of its reasonable judgment that due to a pending or contemplated material acquisition or disposition or public offering or other material event it would be inadvisable to effect such registration at such time (which determination shall be communicated by delivery of a certified copy of the resolutions of the Board of Directors of AmerisourceBergen or its minutes of the meeting reflecting such determination, and a description of the relevant event and matter, all of which facts US Bioservices and the Stockholders will keep confidential and not trade upon), AmerisourceBergen may defer such registration for a period not to exceed ten
(10) days.

      2. Form of Registration. The registration contemplated by this Certificate will be effected on Form S-3 (or any similar or successor short form), if AmerisourceBergen is eligible to use such Form in connection with such registration; if AmerisourceBergen is not eligible to use Form S-3 (or any similar or successor short form) in connection with such registration, then the registration will be effected on Form S-2 (or any similar or successor short form), if AmerisourceBergen is eligible to use such Form in connection with such registration; and if AmerisourceBergen is not eligible to use Form S-2 (or any similar or successor short form) in connection with such registration, then the registration will be effected on Form S-1 (or any similar or successor long form).

      3. Information Blackout. At any time when the registration statement effected pursuant to Section 1 of this Certificate is effective, upon written notice from AmerisourceBergen to the representative appointed by the Stockholders (the "Stockholders' Representative") that the Board of Directors of AmerisourceBergen has determined in the exercise of its reasonable judgment that
(A) such registration statement contains or may contain an untrue statement of material fact or omit or may omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading or (B) disclosure under such registration statement of a pending or contemplated material acquisition or disposition or public offering or other material event would be required and inadvisable (an "Information Blackout")(which notice of AmerisourceBergen shall provide a certified copy of the excerpts of the resolutions of the Board of Directors of AmerisourceBergen or minutes of its meeting reflecting such determination and a description, in reasonable detail, of the relevant event and matter, all of which facts the Stockholders' Representative and the Stockholders shall keep confidential and not trade upon), AmerisourceBergen and the Stockholders shall suspend sales pursuant to the registration statement until the earlier of (i) one day following the date upon which such material information is disclosed to the public or ceases to be


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material (of which fact AmerisourceBergen will promptly inform the Stockholders'
Representative), (ii) 60 days after AmerisourceBergen's notice referred to in this Section 3, or (iii) such time as AmerisourceBergen notifies the Stockholders' Representative that sales pursuant to the registration statement may be resumed (the number of days from such suspension of sales until the day when such sales may be resumed hereunder, the "Sales Blackout Period"); provided that (x) the aggregate number of days in Sales Blackout Periods in any consecutive 12-month period may not exceed 90 days, (y) the aggregate number of days in Sales Blackout Periods in the first 45 days following the closing date of the Merger may not exceed 5 days and (z) there shall be no Sales Blackout Period during the first 5 business days following the closing date of the Merger.

      4. Registration Procedures. AmerisourceBergen will, as expeditiously as reasonably possible:

            a. prepare and file with the Commission such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement continuously effective for a period of not less than one year or such shorter period which will terminate when all ABC Common Stock covered by such registration statement has been sold (the "Registration Period") and comply with the provisions of the Securities Act and the rules and regulations promulgated thereunder with respect to the disposition of the ABC Common Stock covered by the registration statement during such period in accordance with the intended methods of disposition by the Stockholders thereof set forth in such registration statement;

            b. furnish to each individual Stockholders' Representative such number of copies of the registration statement and of each such amendment and supplement thereof (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act and the rules and regulations promulgated thereunder and such other documents as any individual Stockholders' Representative may reasonably request;

            c. use its commercially reasonable efforts to register or qualify such ABC Common Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions as US Bioservices or any individual Stockholders' Representative shall request, and do any and all other acts and things which may be necessary or advisable to enable the Stockholders to consummate the disposition in such jurisdictions of the ABC Common Stock; provided, however, that AmerisourceBergen shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject or subject itself to general taxation in any jurisdiction where it is not then so subject;

            d. immediately notify the Stockholders' Representative under the registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of any selling Stockholder, promptly prepare a supplement or amendment to such registration statement so that, as thereafter delivered to the purchasers of such ABC Common Stock, such registration statement will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances then existing;

            e. furnish, at the request of the Stockholders' Representative, on the date that ABC Common Stock is delivered for sale pursuant to such registration, an opinion dated such date of counsel (which may include in-house counsel) representing AmerisourceBergen for the purposes of such registration, addressed to the Stockholders, (A) stating that the registration statement has become and remains effective under the Securities Act, (B) stating that, to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and (C) stating that the registration statement and the related prospectus, and each amendment or supplement


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thereof, comply as to form in all material respects with the requirements of the
Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need not express any opinion as to financial statements contained therein);

            f. use its commercially reasonable best efforts to cause the ABC Common Stock to be listed on the New York Stock Exchange as of the effective time of the Merger;

            g. in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related offering document or suspending the qualification of any ABC Common Stock included in the registration statement or offering document for sale in any jurisdiction, use all commercially reasonable best efforts promptly to obtain the withdrawal of such order; and

            h. upon notification from Whitney that it has distributed ABC Common Stock received by it in connection with the Merger to its partners, amend or supplement the registration statement to include such distributees and other holders of ABC Common Stock as Whitney shall identify to AmerisourceBergen as selling stockholders including, to the extent permissible under the Securities Act and the policies of the SEC promulgated thereunder, by aggregating such persons as a group of selling stockholders in order to comply with the disclosure requirements of Item 507 of Regulation S-K; provided, that in no event shall AmerisourceBergen be required to file a post-effective amendment for purposes of this subsection (h).

      5. Obligations of the Stockholders. The Stockholders shall cooperate with AmerisourceBergen in the preparation and filing of the registration statement in a timely fashion and shall use all reasonable efforts to assist AmerisourceBergen in having the registration statement declared effective by the Commission as promptly as practicable and in maintaining the accuracy and effectiveness of the registration statement through the last day of the Registration Period. If, at any time prior to the last day of the Registration Period, a Stockholder shall obtain knowledge of any information pertaining to the Stockholders that would require any amendment or supplement to the registration statement, such Stockholder shall so advise AmerisourceBergen in writing and shall promptly furnish AmerisourceBergen with all information as they may have and shall be required for such amendment or supplement.

      6. Indemnification.

            a. Indemnification by AmerisourceBergen. Upon the registration of any ABC Common Stock pursuant to the registration statement, AmerisourceBergen will indemnify and hold harmless each selling Stockholder, and each underwriter, selling agent or other securities professional, if any, that facilitates the disposition of such shares of ABC Common Stock, as well as their respective officers, directors and employees and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any and all losses, to which such person may become subject under the Securities Act, the Securities Exchange Act of 1934, or otherwise, insofar as such losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or any prospectus contained therein or furnished by AmerisourceBergen to such person, or any amendment thereof or supplement thereto, or that arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss as such expenses are incurred; provided, however, that AmerisourceBergen will not be liable in any such case if and to the extent that any such loss arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any Stockholder in writing specifically for use in such registration statement or prospectus or amendment or supplement or (ii) an untrue statement or alleged untrue statement, omission or alleged omission in a registration statement or any prospectus contained therein if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the registration statement or prospectus, which amendment or supplement is delivered to the Stockholder or the indemnified party in a timely manner and such party thereafter


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fails to deliver such registration statement or prospectus as so amended or supplemented prior to or concurrently with the sale of such ABC Common Stock by the Stockholder or indemnified party. The indemnification provided for under the Merger Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities.

            b. Indemnification by Stockholders. Upon the registration of any ABC Common Stock pursuant to the registration statement, each Stockholder will, severally, indemnify and hold harmless AmerisourceBergen, as well as its respective officers, directors, employees and each other person, if any, who controls such person within the meaning of the Securities Act, against any and all losses, to which such person may become subject under the Securities Act, the Securities Exchange Act of 1934, or otherwise, insofar as such losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or any prospectus contained therein, or any amendment thereof or supplement thereto, or that arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance on and in conformity with information furnished by such Stockholder regarding such Stockholder in writing specifically for use in such registration statement or prospectus or amendment or supplement and will reimburse each such person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss as such expenses are incurred. The indemnification provided for under the Merger Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities.

            c. Contribution. If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses referred to in this Section 6, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the circumstances that resulted in such loss, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall the aggregate contribution obligation by any Stockholder hereunder exceed the net proceeds from the offering received by such Stockholder. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or any other method of allocation which does not take into account the equitable consideration referred to in this Section 6.

      IN WITNESS WHEREOF, I have executed this Certificate on the undersigned's behalf as of the 13th day of December, 2002.

                                        AMERISOURCEBERGEN CORPORATION

                                            By: /s/ William D. Sprague
                                               _________________________________
                                               Name: William D. Sprague
                                               Title: Vice President, General
                                                 Counsel and Secretary


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